                                                                     EXHIBIT 4.1

                                 Sempra Energy

                         FORM OF OFFICERS' CERTIFICATE
              (Pursuant to Sections 201 and 301 of the Indenture)

Dated:  December __, 2000

          The undersigned, Neal E. Schmale, Executive Vice President and Chief Financial Officer of Sempra Energy, and Thomas C. Sanger, Secretary of Sempra Energy, a California corporation (the "Company"), hereby certify as follows:
                                        -------

          The undersigned, having read the appropriate provisions of the Indenture dated as of February 23, 2000 (the "Indenture") between the Company
                                              ---------
and U.S. Bank Trust National Association, as trustee (the "Trustee"), including
                                                           -------
Sections 201, 301 and 303 thereof and the definitions in such Indenture relating thereto, and certain other corporate documents and records, and having made such examination and investigation as, in the opinion of the undersigned, each considers necessary to enable the undersigned to express an informed opinion as to whether or not the conditions set forth in the Indenture relating to the establishment of the terms of the offering of $300,000,000 of the Company's 6.95% Notes due 2005 (the "Notes") and the form of certificate evidencing the
                           -----
Notes have been complied with, and whether the conditions in the Indenture relating to the authentication and delivery by the Trustee of the Notes have been complied with, certify that (1) the terms of the Notes were established by the undersigned pursuant to authority delegated to them by resolutions duly adopted by the Board of Directors of the Company on April 6, 1999 (the "Resolutions") and such terms are as set forth in Annex I hereto, (2) the form
 -----------
of certificate evidencing the Notes was established by the undersigned pursuant to authority delegated to them by the Resolutions and shall be in substantially the form attached as Annex II hereto, (3) a true, complete and correct copy of the Resolutions, which were duly adopted by the Board of Directors of the Company and are in full force and effect on the date hereof, are attached as an exhibit to the Certificate of the Secretary of the Company of even date herewith, and (4) the form and terms of the Notes have been established pursuant to Sections 201 and 301 of the Indenture and comply with the Indenture and, in the opinion of the undersigned, all conditions provided for in the Indenture (including, without limitation, those set forth in Sections 201, 301 and 303 of the Indenture) relating to the establishment of the terms of the Notes and the form of certificate evidencing the Notes, and relating to the execution, authentication and delivery of the Notes, have been complied with.

          This certificate may be executed by the parties hereto in counterparts, each of which when so executed shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were on the same instrument, but all such counterparts shall together constitute but one and the same instrument.

                            (Signature Page Follows)

          IN WITNESS WHEREOF, we have hereunto set our hands as of the date first written above.



                              __________________________________________
                              Neal E. Schmale
                              Executive Vice President and Chief Financial
                              Officer



                              __________________________________________
                              Thomas C. Sanger
                              Secretary

                                    ANNEX I

          Capitalized terms used in this Annex I and not otherwise defined herein have the same definitions as in the Indenture referred to in the Officers' Certificate of which this Annex I constitutes a part.

     (1)  The securities of the series established hereby (the "Securities")
                                                                ----------
shall be known and designated as the "6.95% Notes due 2005."

     (2) The aggregate principal amount of the Securities of such series which may be authenticated and delivered under the Indenture is limited to $300,000,000, except for Securities of such series authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the same series pursuant to Sections 304, 305, 306, 906 or 1106 of the Indenture. However, such series may be re-opened by the Company for the issuance of additional Securities of such series, so long as any such additional Securities have the same form and terms (other than date of issuance and the date from which interest thereon shall begin to accrue), and carry the same right to receive accrued and unpaid interest, as the Securities of such series theretofore issued; provided, however, that, notwithstanding the foregoing, such series may not be reopened if the Company has effected defeasance with respect to the Securities of such series pursuant to Section 1302 of the Indenture or has effected satisfaction and discharge with respect to the Securities of such series pursuant to Section 401 of the Indenture.

     (3) The Securities of such series are to be issuable only as registered securities without coupons. The Securities of such series shall be issued in book-entry form and represented by one or more global Securities of such series (the "Global Securities"), the initial depositary (the "Depositary")
             -----------------                                 ----------
for the Global Securities shall be The Depository Trust Company and the depositary arrangements shall be those employed by whoever shall be the Depositary with respect to the Global Securities from time to time. Notwithstanding the foregoing, certificated Securities of such series in definitive form may be issued in exchange for Global Securities under the circumstances contemplated by Section 305 of the Indenture.

     (4) The Securities of such series shall be sold by the Company to the several underwriters (the "Underwriters") named in Schedule I to the Pricing
                           ------------
Agreement dated December 6, 2000 between the Company and the Underwriters (the "Pricing Agreement"), at a price equal to 99.259% of the principal amount
 -----------------
thereof and the initial price to public of the Securities of such series shall be 99.859% of the principal amount thereof, and underwriting discounts and commissions shall be 0.600% of the principal amount of such Securities.

     (5) The Stated Maturity of the Securities of such series on which the principal thereof is due and payable shall be December 1, 2005.

     (6) The principal of the Securities of such series shall bear interest at the rate of 6.95% per annum, subject to adjustment as provided herein, from December 13, 2000 or from the most recent date to which interest has been paid or duly provided for, payable semiannually in arrears on June 1 and December 1 (each, an "Interest Payment Date") of each year,
           ---------------------
commencing June 1, 2001, to the holders of record as of the "Regular Record Date." The Regular Record Date as used herein means the date that is the 15th day, whether or not a Business Day, before the relevant Interest Payment date. Interest on the Securities of such series will be computed on the basis of a 360-day year of twelve 30-day months.

          The interest rate on the Securities of such series will be subject to adjustment until June 1, 2002. In the event of a downgrade in the senior unsecured long-term debt rating of the Company (the "Rating") below A3 by
                                                     ------
Moody's Investors Service, Inc. ("Moody's"), or below A- by Standard & Poor's
                                  -------
Rating Service ("S&P"), and in the event of subsequent upgrades or downgrades,
                 ---
the interest rate on the Securities of such series will be adjusted in accordance with the table below. Following an adjustment, the annual interest rate on the Securities of such series will be equal to the initial interest rate of 6.95% plus the sum of the applicable Moody's adjustment amount and the applicable S&P adjustment amount set forth in the table below.


                           Moody's Adjustment                                   S&P Adjustment
    Moody's Rating               Amount                 S&P Rating                  Amount
    --------------         ------------------           ----------              --------------
         A3                     0.000%                       A-                     0.000%
        Baa1                    0.125%                      BBB+                    0.125%
        Baa2                    0.250%                      BBB                     0.250%
        Baa3                    0.375%                      BBB-                    0.375%
    Ba1 or lower                0.875%                 BB+ or lower                 0.875%

          Beginning with the first interest payment date for the Securities of such series after a Rating change, the Securities of such series will bear interest at an adjusted interest rate. Subsequent interest rate adjustments, whether the adjustment is up or down, will also become effective on the first interest payment date after such Rating change. In no event will the annual interest rate on the Securities of such series be less than the initial rate of 6.95% or greater than an annual interest rate of 8.70%.

     (7) The Securities of such series are redeemable, as a whole or from time to time in part, at the option of the Company as set forth in the form of Security which appears as Annex II to this Officers' Certificate. The Redemption Price for the Securities to be redeemed on any Redemption Date will be equal to the greater of the following amounts:

     . 100% of the principal amount of the Securities being redeemed on the Redemption Date; or

     . the sum of the present values of the remaining scheduled payments of principal and interest (as adjusted for any announced Rating change as of the date of the notice of redemption, whether or not effective) on the Securities being redeemed on that Redemption Date (not including any portion of any payments of interest accrued to the Redemption Date) discounted to the redemption date on a semiannual basis at the Adjusted Treasury Rate (as defined below) plus 25 basis points, as determined by the Reference Treasury Dealer (as defined below), plus, in each case, accrued and unpaid interest thereon to the Redemption Date. Notwithstanding the foregoing, installments of interest on Securities that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable to the registered holders of such Securities as of the close of business on the relevant Regular Record Date according to the Securities and the Indenture. The Redemption Price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

          The Company will mail notice of any redemption at least 30 days but not more than 60 days before the Redemption Date to each registered holder of the Securities to be redeemed. Once notice of redemption is mailed, the Securities called for redemption will become due and payable on the Redemption Date and at the applicable Redemption Price, plus accrued and unpaid interest to the Redemption Date. If the Company elects to redeem all or a portion of the Securities, that redemption will not be conditional upon receipt by the paying agent or the trustee of monies sufficient to pay the Redemption Price.

          Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Securities or portions thereof called for redemption.

     (8) The Securities of such series shall not be repayable or redeemable at the option of the Holders prior to the Stated Maturity of the principal thereof (except as provided in Article V of the Indenture) and shall not be subject to a sinking fund or analogous provision.

     (9) The Borough of Manhattan, The City of New York is hereby designated as a Place of Payment for the Securities of such series.

     (10) The Company hereby appoints the Trustee, acting through its Corporate Trust Office in the Borough of Manhattan, The City of New York, as the Company's agent for the purposes specified in Section 1002 of the Indenture; provided, however, subject to Section 1002 of the Indenture, the Company may at any time remove the Trustee as its office or agency in the Borough of Manhattan, The City of New York designated for such purposes and may from time to time designate one or more other offices or agencies for such purposes and may from time to time rescind such designation, so long as the Company shall at all times maintain an office or agency for such purposes in the Borough of Manhattan, The City of New York.

     (11) The Securities of such series shall be issued in denominations of $1,000 and integral multiples of $1,000.

     (12) The principal of, premium, if any, and interest on the Securities of such series shall be payable in U.S. Dollars.

     (13) Section 1303 of the Indenture shall not apply to the Securities of such series.

     (14) The Securities of such series shall not be convertible into or exchangeable for other securities.

     (15) As used herein, the following terms have the meanings set forth below:

          "Adjusted Treasury Rate" means, with respect to any Redemption Date,
           ----------------------
     the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

          "Comparable Treasury Issue" means the United States Treasury security
           -------------------------
     selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Securities of this series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

          "Comparable Treasury Price" means, with respect to any Redemption
           -------------------------
     Date, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations, or (C) if only one Reference Treasury Dealer Quotation is received, such Quotation.

          "Reference Treasury Dealer" means (A) Salomon Smith Barney Inc.,
           -------------------------
     Credit Suisse First Boston Corporation, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (or their respective affiliates which are Primary Treasury Dealers), and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury
                                                       ----------------
     Dealer"), the Company will substitute therefor another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) (selected by the Trustee after consultation with the Company).

          "Reference Treasury Dealer Quotation" means, with respect to each
           -----------------------------------
     Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such Redemption Date.

     (16) Anything in the Indenture or the Securities of such series to the contrary notwithstanding, payments of the principal of and premium, if any, and interest on the Global Securities shall be made by wire transfer to the Depositary.

     (17) To the extent that any provision of the Indenture or the Securities of such series provides for the payment of interest on overdue principal of, or premium, if any, or interest on, the Securities of such Series, then, to the extent permitted by law, interest on such overdue principal, premium, if any, and interest shall accrue at the rate of interest borne by the Securities of such Series.

     (18) The Securities of such series shall have such other terms and provisions as are set forth in the form of certificate evidencing the Securities of such series attached as Annex II to this Officers' Certificate of which this Annex I constitutes a part, all of which terms and provisions are incorporated by reference in and made a part of this Annex I as if set forth in full herein.

     (19) As used in the Indenture with respect to the Securities of such series and in the certificates evidencing the Securities of such series, all references to "premium" on the Securities of such series shall mean any amounts (other than accrued interest) payable upon the redemption of any Securities of such series in excess of 100% of the principal amount of such Securities.

                                    ANNEX II
                                    --------

                    Form of Certificate Evidencing the Notes

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                                 SEMPRA ENERGY



                                                                $300,000,000
No. 001                                                 CUSIP No. 816851 AC3

          Sempra Energy, a corporation duly organized and existing under the laws of the State of California (herein called the "Corporation," which term
                                                    -----------
includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of Three Hundred Million Dollars ($300,000,000.00) on December 1, 2005, and to pay interest thereon from December 13, 2000 or from the most recent date to which interest has been paid or duly provided for, semi-annually in arrears on June 1 and December 1 in each year (each, an "Interest Payment
                                                         ----------------
Date"), commencing June 1, 2001, and at Maturity at the rate of 6.95% per annum,
----
subject to adjustment as set forth herein, until the principal hereof is paid or made available for payment and (to the extent permitted by applicable law) to pay interest at the rate of 6.95% (or such increased percentage rate as may then be in effect) on any overdue installment of interest until paid.

          The interest rate on this Security will be subject to adjustment until June 1, 2002. In the event of a downgrade in the senior unsecured long-term debt rating of the Corporation (the "Rating") below A3 by Moody's Investors Service, Inc. ("Moody's"), or below A- by Standard & Poor's Rating Service
                -------
("S&P"), and in the event of subsequent upgrades or downgrades, the interest
  ---
rate on this Security will be adjusted in accordance with the table below. Following an adjustment, the annual interest rate on this Security will be equal to the initial interest rate of 6.95% plus the sum of the applicable Moody's adjustment amount and the applicable S&P adjustment amount set forth in the table below.


                           Moody's Adjustment                                   S&P Adjustment
    Moody's Rating               Amount                 S&P Rating                  Amount
    --------------         ------------------           ----------              --------------
           A3                    0.000%                      A-                      0.000%
          Baa1                   0.125%                     BBB+                     0.125%
          Baa2                   0.250%                     BBB                      0.250%
          Baa3                   0.375%                     BBB-                     0.375%
     Ba1 or lower                0.875%                BB+ or lower                  0.875%

          Beginning with the first Interest Payment Date for this Security after a Rating change, this Security will bear interest at an adjusted interest rate. Subsequent interest rate adjustments, whether the adjustment is up or down, will also become effective on the first Interest Payment Date after such Rating change. In no event will the annual interest rate on this Security be less than the initial rate of 6.95% or greater than an annual interest rate of 8.70%.

          Interest on this Security shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth day, (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular Record Date by virtue of having been such Holder and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Corporation maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Corporation payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the

Security Register or by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least fifteen (15) days prior to the date for payment by the Person entitled thereto. Notwithstanding the foregoing, so long as the Holder of this Security is the Depositary or its nominee, payment of the principal of (and premium, if any) and interest on this Security will be made by wire transfer of immediately available funds.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed.


                                 SEMPRA ENERGY


                                 By:__________________________
                                    Neal E. Schmale
                                    Executive Vice President and
                                    Chief Financial Officer
Attest:

_____________________________
Thomas C. Sanger
Secretary

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                 U.S. Bank Trust National Association,


                                 As Trustee


                                 By:__________________________
                                      Authorized Signatory

Dated:  _________________

                             (REVERSE OF SECURITY)

          This Security is one of a duly authorized issue of securities of the Corporation (herein called the "Securities"), issued and to be issued in one or
                                ----------
more series under an Indenture, dated as of February 23, 2000 (herein called the "Indenture," which term shall have the meaning assigned to it in such
 ---------
instrument), between the Corporation and U.S. Bank Trust National Association, as Trustee (herein called the "Trustee," which term includes any successor
                               -------
trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Corporation, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited (subject to exceptions provided in the Indenture) in aggregate principal amount to $300,000,000.

          All or a portion of the Securities of this series may be redeemed at the Corporation's option at any time or from time to time. The Redemption Price for the Securities of this series to be redeemed on any Redemption Date will be equal to the greater of the following amounts: (a) 100% of the principal amount of the Securities being redeemed on the Redemption Date; or (b) the sum of the present values of the remaining scheduled payments of principal and interest (as adjusted for any announced Rating change as of the date of the notice of redemption, whether or not effective) on the Securities being redeemed on that Redemption Date (not including any portion of any payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis at the Adjusted Treasury Rate (as defined below) plus 25 basis points, as determined by the Reference Treasury Dealer (as defined below), plus, in each case, accrued and unpaid interest thereon to the Redemption Date. Notwithstanding the foregoing, installments of interest on Securities of this series that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable to the registered holders of such Securities as of the close of business on the relevant Regular Record Date according to the Indenture. The Redemption Price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

          The Corporation will mail notice of any redemption at least 30 days but not more than 60 days before the Redemption Date to each registered holder of the Securities of this series to be redeemed. Once notice of redemption is mailed, the Securities of this series called for redemption will become due and payable on the Redemption Date and at the applicable Redemption Price, plus accrued and unpaid interest to the Redemption Date. If the Corporation elects to redeem all or a portion of the Securities of this series, that redemption will not be conditional upon receipt by the paying agent or the Trustee of monies sufficient to pay the Redemption Price.

          Unless the Corporation defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Securities of this series or portions thereof called for redemption.

          "Adjusted Treasury Rate" means, with respect to any Redemption Date,
           ----------------------
the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

          "Comparable Treasury Issue" means the United States Treasury security
           -------------------------
selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Securities of this series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

          "Comparable Treasury Price" means, with respect to any Redemption
           -------------------------
Date, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations, or (C) if only one Reference Treasury Dealer Quotation is received, such Quotation.

          "Reference Treasury Dealer" means (A) Salomon Smith Barney Inc.,
           -------------------------
Credit Suisse First Boston Corporation, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (or their respective affiliates which are Primary Treasury Dealers), and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Corporation will substitute therefor another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) (selected by the Trustee after consultation with the Corporation).

          "Reference Treasury Dealer Quotation" means, with respect to each
           -----------------------------------
Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such Redemption Date.

          In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture.

          If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of and accrued and unpaid interest on the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Securities of each series affected under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of a majority in principal amount of the Securities of each series at the time Outstanding affected thereby. The Indenture contains provisions permitting the Holders of not less than a majority in principal amount of the Securities of any series at the time Outstanding with respect to which a default under the Indenture shall have occurred and be continuing, on behalf of the Holders of all Securities of such series, to waive, with certain exceptions, such past default with respect to such series and its consequences. The Indenture also permits the Holders of not less than a majority in principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Corporation with certain provisions of the Indenture. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee, such Holder or Holders shall have offered the Trustee reasonable indemnity, and the Trustee, for 60 days after its receipt of such notice, shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Corporation in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.
As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

          This Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof.

          All terms used in this Security which are defined in the Indenture and not defined herein shall have the meanings assigned to them in the Indenture.